                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              FRESH AMERICA CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                   BOARD OF DIRECTORS OF FRESH AMERICA CORP.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                               FRESH AMERICA CORP.
                           6600 LBJ Freeway, Suite 180
                               Dallas, Texas 75240

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 29, 2000

         As a shareholder of Fresh America Corp. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas 75240, Thursday, June 29, 2000, at 10:00 a.m. local time, for the following purposes:

         1. to elect two Class III directors to serve until the expiration of their terms and until their successors are elected and qualified;

         2. to ratify the selection of KPMG LLP as the Company's independent auditors for fiscal year 2000; and

         3. to transact such other business as may properly come before the Meeting and any adjournments thereof.


         The Board of Directors has fixed the close of business on June 2, 2000 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, THE COMPANY DESIRES TO HAVE MAXIMUM REPRESENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU SIGN, DATE, AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED BY A SHAREHOLDER AT ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

                                         By Order of the Board of Directors


                                         DAVID I. SHEINFELD
                                         Chairman of the Board and Secretary
Dallas, Texas
June 2, 2000

                             YOUR VOTE IS IMPORTANT.
                    PLEASE SIGN, DATE AND RETURN PROMPTLY THE
           ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

                               FRESH AMERICA CORP.
                           6600 LBJ Freeway, Suite 180
                               Dallas, Texas 75240

                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 29, 2000

                           ---------------------------

         This Proxy Statement is furnished in connection with the solicitation by Fresh America Corp. (the "Company") of proxies to be voted at its Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, June 29, 2000, at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas 75240 (the "Meeting"), and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy Card were first mailed or given to shareholders on or about June 2, 2000.

         Any proxy may be revoked by a shareholder at any time prior to its use by execution of another proxy bearing a later date, by written notice to the Secretary of the Company at the address set forth above or by oral or written statement at the Meeting. Shares represented by any proxy properly executed and received prior to the Meeting will be voted at the Meeting in accordance with the proxy or, if the proxy does not specify, in accordance with the recommendation of the Board of Directors.

         Shareholders of record at the close of business on June 2, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date the Company had 5,243,404 shares of common stock, par value $.01 per share (the "Common Stock"), outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on any matter submitted to the holders of Common Stock for a vote. Shareholders are not entitled to cumulate their votes in the election of directors.

         A quorum for the Meeting requires the presence in person or by proxy of shareholders entitled to cast a majority of the votes entitled to be cast at the Meeting. Shares held by shareholders present at the Meeting in person who do not vote on a particular matter, ballots marked "abstain" with respect to a matter and "broker nonvotes" that cannot be voted on a matter will be counted as present at the Meeting for quorum purposes, but will be deemed not to have been cast and will have no legal effect on the vote with respect to any such matter.


MATTERS TO BE BROUGHT BEFORE THE MEETING

PROPOSAL 1 - ELECTION OF DIRECTORS

         There are two Class III directors whose terms expire at the Meeting. The Board of Directors has proposed Sheldon I. Stein and Thomas M. Hubbard as nominees for reelection as Class III directors to serve for three year terms and until their successors are elected and qualified. A plurality of the votes cast at the Meeting is required to elect each nominee. Shares represented by proxies will be voted for the election of the foregoing nominees unless authority to do so is withheld. If, at the time of the Meeting, either nominee should be unable to serve, the shares represented by a proxy may be voted for a substitute nominee to be designated by the Board of Directors. For information regarding each of the nominees, see "Executive Officers and Directors."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR CLASS III DIRECTOR.

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

         KPMG LLP, independent certified public accountants, served as independent auditors for the Company for the fiscal year ended December 31, 1999 and has reported on the Company's financial statements. The Board of Directors has selected KPMG LLP as the Company's independent auditors for fiscal year 2000 and recommends that the shareholders ratify this selection.

         A representative of KPMG LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions. Shareholder ratification is not required for the selection of KPMG LLP as the Company's independent auditors for fiscal year 2000, because the Board of Directors has responsibility for selection of the Company's independent auditors. The selection is being submitted for ratification with a view toward soliciting the opinion of shareholders, which opinion will be taken into consideration in future deliberations.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information believed by the Company to be accurate based on information provided to it concerning the beneficial ownership of Common Stock by (a) each shareholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, (b) each director, (c) the Company's Chief Executive Officer, (d) each of the Company's other named executive officers and (e) all executive officers and directors as a group, as of May 22, 2000.

                                                          NUMBER OF SHARES OF
         BENEFICIAL OWNER                                   COMMON STOCK(1)            PERCENT OF CLASS(2)
         ----------------                                 -------------------          -------------------
David I. Sheinfeld(3)(4)............................            513,697                      9.71%
Thomas M. Hubbard(3)(5).............................            414,432                      7.86%
Colon Washburn(3)(6)................................             45,035                        *
Sheldon I. Stein(3)(7)..............................             37,813                        *
Lawrence V. Jackson(3)(8)...........................             11,000                        *
Gary D. Wiener(9)...................................             10,600                        *
John H. Gray(10)....................................              5,000                        *
Gruber & McBaine Capital Management(11).............            734,400                     14.01%
DiMare Homestead, Inc.(12)..........................            412,200                      7.86%
All directors and executive officers
     as a group (7 persons)(13).....................          1,207,180                     22.28%


         ------------------
         * less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes to this table and subject to community property laws, where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned, unless otherwise indicated.

(2) Percentages are based on the total number of shares outstanding at May 22, 2000, plus the total number of outstanding options held by each such person that are exercisable within 60 days of such date and securities exchangeable into Common Stock within 60 days of such date. Shares issuable upon exercise of outstanding options or through the conversion of securities exchangeable into Common Stock, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)      Director of the Company.

(4) Consists of 338,037 shares held of record by David I. Sheinfeld, as trustee of the Sheinfeld Family Trust, 120,100 shares held of record by the Sheinfeld Family Partnership, 10,023 shares held of record by Mr. Sheinfeld and 45,537 shares subject to options issued to Mr. Sheinfeld under the Company's stock option plans that are exercisable within 60 days. Mr. Sheinfeld's address is c/o Fresh America Corp. at 6600 LBJ Freeway, Suite 180, Dallas, Texas 75240.

(5) Includes 30,000 shares subject to options issued to Mr. Hubbard under the Company's stock option plans that are exercisable within 60 days. Mr. Hubbard's address is 740 Airport Blvd., Salinas, California 93912.

(6) Includes 35,753 shares subject to options issued to Mr. Washburn under the Company's stock option plans that are exercisable within 60 days.

(7) Includes 37,813 shares subject to options issued to Mr. Stein under the Company's stock option plans that are exercisable within 60 days.

(8) Includes 10,000 shares subject to options issued to Mr. Jackson under the Company's stock option plans that are exercisable within 60 days.

(9) Includes 10,500 shares subject to options issued to Mr. Wiener under the Company's stock option plans that are exercisable within 60 days.

(10) Includes 5,000 shares subject to options issued to Mr. Gray under the Company's stock option plans that are exercisable within 60 days.

(11) Based on information provided by Gruber & McBaine Capital Management, LLC ("GMCM"), Jon D. Gruber ("Gruber"), J. Patterson McBaine ("McBaine"), and Thomas O. Lloyd-Butler ("Lloyd-Butler"). This group reported that it had total ownership of 734,400 shares, and that the voting and dispositive power among such group's members is as follows:

                                                                      VOTING AND DISPOSITIVE POWER
                                                                      ----------------------------
                    NAME                                                 SOLE             SHARED
                    ----                                                 ----             -------
                    GMCM......................................             ---            608,000
                    Gruber....................................          79,000            608,000
                    McBaine...................................          47,400            608,000
                    Lloyd-Butler..............................             ---            608,000

(12) Based on information set forth in Schedule 13D, dated April 7, 2000, filed with the Securities and Exchange Commission by DiMare Homestead, Inc. ("DiMare"). DiMare has sole voting power with regards to the 412,200 shares.

(13) Includes 164,603 shares subject to options issued to certain directors and executive officers of the Company that are exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         The Company entered into a six-month consulting agreement with Mr. Thomas Hubbard effective October 1, 1999. The agreement paid Mr. Hubbard $8,000 per month. The agreement calls for Mr. Hubbard to provide managerial oversight of King's Onion House, a wholly owned subsidiary of Fresh America. The agreement was extended for an additional twelve-month period beginning April 1, 2000.

         In December 1999, the Company made an unsecured loan in the principal amount of $175,000 to Mr. Sheinfeld. At such time, the Company also extended an existing $125,000 unsecured loan made to Mr. Sheinfeld in December 1994. The $125,000 loan was to have been forgiven under the FreshPoint Merger Agreement if it had been completed. The extended note and the new note both bear interest at the Bank of America, N.A. prime rate and are due and payable in December 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. The Company believes that all filings required to be made by the Reporting Persons during the fiscal year ended December 31, 1999 were made on a timely basis.

                        EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth certain information concerning the executive officers and directors of the Company as of May 22, 2000.

         NAME                          AGE                  POSITION WITH THE COMPANY
         ----                          ---                  -------------------------
David I. Sheinfeld                      45         Chairman of the Board and President
Colon Washburn                          54         Chief Executive Officer and Director
John H. Gray                            50         Executive Vice President and Chief Financial Officer
Gary D. Wiener                          48         Executive Vice President and Chief Operating Officer
Thomas M. Hubbard                       57         Director
Sheldon I. Stein                        46         Director
Lawrence V. Jackson                     46         Director

         David I. Sheinfeld. Mr. Sheinfeld joined the Company in June 1990 and joined its Board of Directors in March 1991. In 1992, Mr. Sheinfeld became Chairman of the Board and Chief Executive Officer ("CEO") of the Company. In October 1999, Mr. Sheinfeld relinquished the CEO position to Mr. Washburn and was appointed President in March 2000. From 1980 to 1990, Mr. Sheinfeld was a practicing attorney and involved in real estate development. Mr. Sheinfeld sought Title 11 bankruptcy protection in February 2000 as a precautionary measure because of an individual's alleged claims, arising from a real estate transaction occurring prior to Mr. Sheinfeld's association with the Company. The validity and enforceability of such allegations are presently being contested.

         Colon Washburn. In October 1999, Mr. Washburn was appointed CEO of the Company. Mr. Washburn has been a director of the Company since July 1993. From 1971 until January 1993, Mr. Washburn was employed by Wal-Mart Stores, Inc. ("Wal-Mart"), where he served most recently as Executive Vice President of Sam's Wholesale Club, a division of Wal-Mart, and also as Senior Vice President of Wal-Mart. Since February 1993, Mr. Washburn has been President of Beau Chene Farms, a real estate development company. Additionally, Mr. Washburn serves as a director of Tandycrafts, Inc.

         John H. Gray. Mr. Gray joined the Company in September 1998 as Executive Vice President and Chief Financial Officer. From 1981 until September 1998, Mr. Gray was employed by Club Corporation International ("CCI"), a privately held company, where he served most recently as Chief Accounting Officer and Chief Administrative Officer. Mr. Gray also served on CCI's Board of Directors. Prior to joining CCI, Mr. Gray was the Controller/Treasurer for USLife Title Insurance Company and Supervising Senior Accountant with KPMG LLP.

         Gary D. Wiener. Mr. Wiener joined the Company in 1993. In March 2000, Mr. Wiener was appointed Executive Vice President and Chief Operating Officer. From 1996 to 1999, Mr. Wiener served as the Corporate Vice President of Operations. Mr. Wiener served the Company in many capacities between 1993 and 1995 including Regional Director of Operations.

         Thomas M. Hubbard. Mr. Hubbard, a founder of the Company, has been a director since 1989 and served as the Company's President until April 1992. Mr. Hubbard has worked in the produce industry for more than 30 years and is an active investor in a number of produce companies.

         Sheldon I. Stein. Mr. Stein has been a director of the Company since December 1992. Mr. Stein is a Senior Managing Director of Bear, Stearns & Co. Inc. and heads the firm's southwestern investment banking operations. Mr. Stein serves as a director of five other companies with publicly traded securities, namely The Mens Wearhouse, Tandycrafts, Inc., Home Interiors & Gifts, Inc. and Precept Business Services, Inc.

         Lawrence V. Jackson. Mr. Jackson has been a director of the Company since September 1997. Mr. Jackson is a Senior Vice President with Safeway, Inc. Prior to joining Safeway, Mr. Jackson was a Senior Vice President with PepsiCo, Inc. During Mr. Jackson's 17 years with PepsiCo, he held a number of positions with the beverage and food service sectors, including that of Senior Vice President of Worldwide Operations.

BOARD OF DIRECTORS AND MEETINGS

         The Board of Directors is divided into three classes serving staggered three-year terms. Directors for each class will be elected at the annual meeting of shareholders held in the year in which the term for such class expires and will serve for three years. The terms of Sheldon I. Stein and Thomas M. Hubbard will expire at the Meeting and, if reelected, at the 2003 annual meeting; and the terms of David I. Sheinfeld and Colon Washburn will expire at the 2001 annual meeting; and the term of Lawrence V. Jackson will expire at the 2002 annual meeting.

         The business of the Company is managed under the direction of the Board of Directors. The Board meets during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors held 9 meetings during the fiscal year ended December 31, 1999 and each director attended each meeting. The Board also acted by unanimous written consent on 7 occasions.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has established Audit, Compensation and Plan Administration Committees, which devote attention to specific subjects and assist the Board of Directors in the discharge of its responsibilities. The functions of each committee and its current members are described below.

         Audit Committee. The Audit Committee consists of two members appointed by the Board of Directors. The Audit Committee recommends to the Board of Directors the appointment of a firm of independent certified public accountants to conduct audits of the books, records and accounts of the Company and monitors the performance, findings and reports of, and approves the fee arrangement with the independent certified public accountants. The Audit Committee also reviews accounting objectives and procedures of the Company and makes reports and recommendations to the Board of Directors as it deems appropriate. During the 1999 fiscal year, the Audit Committee consisted of Messrs. Stein and Washburn; however, it currently consists of Messrs. Stein and Jackson, neither of whom is an officer or employee of the Company. The Audit Committee did not meet during the 1999 fiscal year.

         Compensation Committee. The Compensation Committee consists of two members of the Board of Directors. The Compensation Committee determines the compensation of the Chief Executive Officer and, with the assistance of management, of senior executive employees of the Company (including salary, bonus, equity participation through grants of stock options, and benefits). During the 1999 fiscal year, the Compensation Committee consisted of Messrs. Stein and Washburn; however, it currently consists of Messrs. Stein and Jackson, neither of whom is an officer or employee of the Company. The Compensation Committee did not meet during the 1999 fiscal year.

         Plan Administration Committee. During the 1999 fiscal year, the Plan Administration Committee consisted of two members, Messrs. Washburn and Stein; however, it currently consists or Messrs. Stein and Jackson, neither of whom is an officer or employee of the Company. The Plan Administration Committee administers the 1993 Plan and the 1996 Plan (collectively, the "Stock Option Plans"). In general, the Plan Administration Committee construes, interprets and administers the Stock Option Plans and the provisions of the options granted thereunder, prescribes and amends rules for the operation of such stock option plans and makes all other determinations necessary or advisable for implementation and administration of the Stock Option Plans. The Plan Administration Committee has full and final authority to select the key employees to whom awards are granted, the number of shares of Common Stock subject to awards and the terms of awards, including the exercise price and vesting period of options. During the 1999 fiscal year, the Plan Administration Committee did not hold any formal meetings.

COMPENSATION OF DIRECTORS

         The Company's non-employee directors receive cash compensation of $10,000 per year for serving on the Board of Directors and are reimbursed for expenses reasonably incurred in connection with their services as directors.

         Each director who is not an officer or employee of the Company is eligible to receive stock options and awards under the 1993 Plan, and each director is eligible to receive stock options and awards under the 1996 Plan. Members of the Plan Administration Committee may receive stock options or awards under the 1993 Plan only pursuant to the automatic grant provisions of such plan. Pursuant to the Company's Stock Option Plans, options to purchase 5,000 shares are automatically granted annually to each director who is not an officer or employee of the Company. Such automatic option grants are exercisable at fair market value on the date of grant. Pursuant to these provisions, on November 9, 1999, each of Messrs. Hubbard, Stein, Washburn and Jackson received options to purchase 5,000 shares of Common Stock at $4.50 per share.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the last three fiscal years to the Company's Chief Executive Officer and each of the Company's other executive officers (the "named executive officers").

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                     ANNUAL COMPENSATION           -----------------
            NAME AND                          ---------------------------------    SHARES UNDERLYING       ALL OTHER
       PRINCIPAL POSITION           YEAR       SALARY      BONUS        OTHER           OPTIONS         COMPENSATION(1)
-------------------------------    ------     --------   ---------   ----------    -----------------    ---------------
David I. Sheinfeld.............     1999      $302,874   $      --   $       --              --            $  4,800
   Chairman of the Board and        1998       298,819      50,000           --          20,000               4,800
   President                        1997       250,230      90,000           --              --               4,750

Colon Washburn(4)..............     1999      $ 56,308   $      --   $    4,940           5,000            $     --
     Chief Executive Officer        1998            --          --           --              --                  --
                                    1997            --          --           --              --                  --

John H. Gray...................     1999      $165,000   $      --   $       --              --            $  1,333
   Executive Vice President and     1998        33,635       5,000           --              --                  --
   Chief Financial Officer          1997            --          --           --              --                  --

Gary D. Wiener.................     1999      $113,473   $      --   $       --              --            $  1,777
   Executive Vice President and     1998       112,936       5,000           --              --               1,949
    Chief Operating Officer         1997        96,923      17,000           --              --               1,731

Steven R. Grinstead(3).........     1999      $126,923   $      --   $  237,491(2)           --            $  4,800
   Former President and Chief       1998       194,327      25,000           --          12,500               4,800
   Operating Officer                1997       175,000      45,000           --              --               4,750

Ed Sabin(5)....................     1999      $119,231   $      --   $  200,000(2)           --            $  4,800
   Former Executive Vice            1998       188,077       5,000           --              --               3,000
   President                        1997       107,692      45,000           --           7,500                  --

---------------

(1) These amounts consist of contributions by the Company to a 401(k) plan on behalf of the named executive.
(2) This amount relates to severance compensation provided upon termination from the Company.
(3) Effective August 1999, Mr. Grinstead resigned as President and Chief Operating Officer (COO). In March 2000, Mr. Sheinfeld assumed the role of President and Mr. Wiener assumed the role of COO.
(4) Effective October 1999, Mr. Washburn was appointed CEO of the Company. Mr. Washburn's annual base compensation is $240,000.
(5) Effective July 1999, Mr. Sabin resigned his position as an Executive Vice President of the Company.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning options to purchase Common Stock by the named executive officers during the 1999 fiscal year under the 1996 Fresh America Corp. Stock Option and Award Plan as amended and restated effective May 22, 1998.

                                                                                           POTENTIAL REALIZABLE VALUE
                              NUMBER OF         PERCENT OF                                 AT ASSUMED ANNUAL RATE OF
                              SECURITIES      TOTAL OPTIONS                                 STOCK PRICE APPRECIATION
                              UNDERLYING        GRANTED TO                                     FOR OPTION TERM(a)
                               OPTIONS          EMPLOYEES     EXERCISE     EXPIRATION      --------------------------
          NAME                 GRANTED           IN 1999       PRICE          DATE            5%               10%
----------------------        ----------      -------------   --------     ----------      ---------        ---------
Colon Washburn                  5,000               100%       $ 4.50      11/8/2009       $  14,150        $  35,850

     ------------------

(a) The "Potential Realizable Value" portion of the table illustrates value that might be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Common Stock over the term of the options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         There were no options exercised by the named executive officers during the 1999 fiscal year

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the 1999 fiscal year, the Compensation Committee of the Board of Directors consisted of Messrs. Stein and Washburn; however, it currently consists of Messrs. Stein and Jackson. No Compensation Committee interlocks existed fiscal year 1999. Mr. Washburn became the Company's CEO in October 1999, but no insiders participated in Compensation Committee decisions in fiscal 1999.

                         COMPENSATION COMMITTEE'S REPORT
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee was formed in April 1994 in anticipation of the Company's initial public offering. Prior to the establishment of the Compensation Committee, the entire Board of Directors was responsible for determining executive compensation. Since its formation, the Compensation Committee has been responsible for recommending bonuses and any increase in base salaries for the Company's executive officers.

         The Compensation Committee believes that, in order for the Company to succeed, it must be able to attract and retain qualified executive officers. In determining the type and amount of executive officer compensation, the objectives of the Compensation Committee are to provide levels of base compensation, bonuses and long-term incentives (in the form of stock options or other plans) that will attract and retain talented executive officers and align their interests with the success of the Company. The Company's executive officer compensation program currently is comprised of base salary, bonus plan, long-term incentive compensation (in the form of stock options) and various benefits generally available to employees of the Company (such as health and disability insurance). Under the supervision of the Compensation Committee and the Board of Directors, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company and increase shareholder value.

Base Salaries

         The Company's policy is to maintain base salaries competitive with salaries paid to similarly situated executive officers of companies of similar size in comparable industries. Although neither the Board of Directors nor the Compensation Committee has conducted a formal review of base salaries paid to similarly situated executive officers, the Company believes that the base salaries payable to its executive officers are comparable to those paid by similar companies located in the Company's geographical area and engaged in industries comparable to the Company's. The Compensation Committee anticipates that adjustments to base compensation will generally be made based upon assigned responsibility and performance and successful attainment of specific goals and objectives of the Company and individual employees.

Bonuses

         Year-end cash bonuses are designed to motivate the Company's executive officers to achieve specific annual financial goals and to achieve favorable returns for the Company's shareholders. At the end of each fiscal year, the Compensation Committee will assess each executive's contributions to the Company as well as the degree to which specific annual financial, strategic, and operating objectives were met by the Company.

Long-Term Incentives

         Stock option grants under the Company's stock option plans form the basis of the Company's long-term incentive compensation for executive officers and employees. The specific objective of the Company's stock option plans is to align the long-term interests of the Company's executive officers and employees with those of shareholders by creating a strong link between executive pay and shareholder returns. The Company encourages its executive officers and employees to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Stock options are awarded to executive officers and employees in order to encourage future management actions aimed at improving the Company's sales efforts, product quality and profitability. The Company believes that success in these endeavors will increase the value of the Company's Common Stock for shareholders. Recipients of options will have the opportunity to share in the increased value that results from their efforts. The Plan Administration Committee makes specific awards of options based on an individual's ability to impact Company-wide performance and in light of the total compensation appropriate for the individual's position. The Compensation Committee and the Plan Administration Committee may also consider other bonus or long-term incentives at their discretion.

Chief Executive Officer Compensation

         In approving Mr. Washburn's compensation, the Board of Directors evaluated and compared Mr. Washburn's duties, responsibilities and performance results, and the overall results of the Company, to industry norms to determine the minimum level of base compensation required. The compensation committee did not recommend a cash bonus for fiscal 1999.

         This Report is submitted by the members of the Compensation Committee of the Board of Directors.

                                          Sheldon I. Stein
                                          Lawrence V. Jackson

         This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates this Report by reference.

CORPORATE PERFORMANCE GRAPH

         The following graph compares the cumulative total return of the Company's Common Stock during the 5 year period ending December 31, 1999, with the Nasdaq Market Index and an index of companies within the Standard Industrial Code for Groceries and Related Products (the "Peer Index").

         The graph depicts the results of investing $100 in the Company's Common Stock, the Nasdaq Market Index and the Peer Index at closing prices on December 31, 1999. The graph assumes that all dividends were reinvested.

                                    [GRAPH]

                                        12/30/94       1/5/96       1/3/97        1/2/98       12/31/98     12/31/99
                                        --------       ------       ------        ------       --------     --------
   Fresh America Corp.                    100.00       136.13       223.53        269.75         225.21        65.55
                                        --------       ------       ------        ------       --------     --------
   SIC Code Index                         100.00       129.80       132.03        176.35         198.85       222.73
                                        --------       ------       ------        ------       --------     --------
   Nasdaq Market Index                    100.00       129.71       161.18        197.16         278.08       490.46
                                        --------       ------       ------        ------       --------     --------

         The stock price performance depicted in the Corporate Performance Graph is not necessarily indicative of future price performance. The Corporate Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act.

                              SHAREHOLDER PROPOSALS

         A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company's next annual meeting that is received at the Company's principal executive office, 6600 LBJ Freeway, Suite 180, Dallas, Texas 75240, Attention: Investor Relations, by January 29, 2001, will be included in the Company's proxy statement and form of proxy for that meeting.

         Shareholders wanting to present proposals for action at the next annual meeting of shareholders must give written notice, in accordance with Article II,
Section 4 of the Company's Restated Bylaws, to the Secretary of the Company at the address set forth on the cover page of this Proxy Statement not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided however, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received not later than the tenth day following the day on which notice of the annual meeting was mailed or publicly disclosed, whichever first occurs. The chairman presiding at any meeting of the shareholders may, in his sole discretion, refuse to allow a shareholder or the shareholder's representative to present any proposal which the Company would not be required to include in a proxy statement pursuant to any rule promulgated by the Securities and Exchange Commission.

                         PERSONS MAKING THE SOLICITATION

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Common Stock.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                              FINANCIAL STATEMENTS

         A copy of the Company's 1999 Annual Report containing audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, FRESH AMERICA CORP., 6600 LBJ FREEWAY, SUITE 180, DALLAS, TEXAS 75240.



                                        By Order of the Board of Directors,



                                        DAVID I. SHEINFELD
                                        Chairman of the Board and President

June 2, 2000

                              FRESH AMERICA CORP.
                BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING
             OF SHAREHOLDERS AT 10:00 A.M. THURSDAY, JUNE 29, 2000

     The undersigned shareholder of Fresh America Corp. (the "Company") hereby appoints David I. Sheinfeld and Colon Washburn or either or them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

(1) Election of Sheldon I. Stein and Thomas M. Hubbard as Class III Directors.
     [ ] FOR all nominees
       (except as provided to the contrary below)

        (INSTRUCTION: To withhold authority to vote for any individual nominees, write that nominee's name here):

       -------------------------------------------------------------------------

(2) Ratification of the selection of KPMG LLP as the Company's independent auditors for the fiscal year 2000.

     [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

(3) In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

    [ ] WITHHOLD AUTHORITY to vote for all nominees

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1), (2) AND (3) THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

     Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated June 2, 2000 hereby acknowledged.

                                              Dated:

--------------------------------------------------------------------------, 2000

                                              ----------------------------------

                                              ----------------------------------
                                                Signature(s) of Stockholder(s)

                                              (Joint owners must EACH sign.
                                              Please sign EXACTLY as your
                                              name(s) appear(s) on this card.
                                              When signing as attorney, trustee,
                                              executor, administrator, guardian
                                              or corporate officer, please give
                                              your FULL title.)